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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Triton Energy Corporation of our report dated February 14, 1995, except as to Notes 1 and 4 which are dated as of August 24, 1995, appearing on page F-2 of the Company's Current Report on Form 8-K dated August 24, 1995 for the year ended December 31, 1994. We also consent to the use in the Proxy Statement/Prospectus of our report dated February 8, 1996 relating to the balance sheet of Triton Energy Limited and of our report dated February 14, 1996 relating to the pro forma financial information of Triton Energy Corporation, which appear in such Proxy Statement/Prospectus. We also consent to the references to us under the heading "Experts" and "Selected Historical Financial and Oil and Gas Data" in such Proxy Statement/Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Historical Financial and Oil and Gas Data".



PRICE WATERHOUSE LLP
Dallas, Texas
February 14, 1996